UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2013

PolyOne Corporation

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-16091	34-1730488
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

PolyOne Center

33587 Walker Road

Avon Lake, Ohio 44012

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (440) 930-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 25, 2013, PolyOne Corporation, a premier global provider of specialized polymer materials, services and solutions, with operations in specialty polymer formulations, color additive systems, liquid colorants, fluoropolymer and silicone colorants, plastic sheet and packaging solutions and polymer distribution announced an agreement to sell its resins business. As a result of this agreement, the resins business will be reported as a discontinued operation. Further, in conjunction with the announced sale, PolyOne’s Specialty Coatings business, which was historically reported within its Performance Products and Solutions segment will be reported within its Global Color, Additives and Inks segment to align with PolyOne’s new reporting structure. These changes are required to be applied retrospectively to conform to current period presentation.

For informational purposes, included in Exhibit 99.1 to this Current Report on Form 8-K are historical unaudited consolidated statements of income, business segment information, and adjusted earnings per share information, adjusted to reflect the aforementioned changes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Consolidated Statements of Income, Business Segment Information and Adjusted Earnings Per Share, as Adjusted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013

POLYONE CORPORATION

By:	/s/ Richard J. Diemer, Jr.

Name:	Richard J. Diemer, Jr.
Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Consolidated Statements of Income, Business Segment Information and Adjusted Earnings Per Share, as Adjusted.